EXHIBIT (a)(1)(vii)

SCREEN SHOTS OF STOCK OPTION EXCHANGE PROGRAM ELECTION WEBSITE

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EFI Stock Option Exchange Election Website

Welcome to the EFI Stock Option Exchange Election Website!

EFI is offering a one-time voluntary opportunity for certain eligible employees to exchange eligible “underwater” stock options for RSUs on for certain eligible employees, cash,

The EFI Stock Option Exchange offer opens on Monday, August 31, 2009 and will dose on Monday, September 2B, 2009 at 9:00 PM (Pacific Daylight Time), unless the offer is extended.

Contact IS&T Helpdesk if you are having problems logging in.

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Please enter your EFI user ID and password to access EFI Stock Option Exchange Election Website.

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Please note:

After you log in, the session will expire after 15 minutes of inactivity.

Please do not use your browser’s BACK, FORWARD or REFRESH button while using this website. Doing so may result

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Legal Statements

Please carefully review the following legal statements for your use of this election website and its tools, Please acknowledge each of the following statements by checking the boxes on the left side.

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Before making your election, please make sure you have received, read and understand the documents that make up this option exchange offer, including the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units and/or Cash Payments, dated August 31, 2009 (the “Offer to Exchange”) and related documents (together with the Offer to Exchange, the “Offer Documents”), as amended and supplemented from time to time. The Offer Documents contain important information on the conditions and risks of the offer to exchange that you should consider before deciding whether or not to participate. In the event of discrepancy between the information on this election website and the Offer Documents, the Offer Documents will govern.

The exchange simulator available on this election website is not a financial or tax planning tool. It does not intend to recommend that you participate in the EFI option exchange program or otherwise. The exchange simulator is based on certain assumption, indicated on the exchange simulator page, that you should review before using that tool. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. EFI recommends that you consult your financial, legal and/or tax advisor before deciding to participate in this program

EFI is not advising you whether or not to participate in the exchange offer. You should review the Offer Documents before deciding whether or not to participate.

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EFI Stock Option Exchange Election Website

Welcome to the EFI Stock Option Exchange Election Website!

The EFI Stock Option Exchange offer will close on Monday, September 28, 2009 at 9:00 PM (Pacific Daylight Time).

You have not yet made an election.

Calendar of Employee Information Sessions

Important Messages

Agreement to Terms of Election

Offer to Exchange

Employee Presentation Materials

Questions 8i Answers (O&As)

2009 Equity Incentive Award Plan

2009 Plan Form of Grant Notice and Restricted

Stock Unit Agreement

2009 Plan Form of Grant Notice and Restricted

2009 Plan Prospectus

Click the button below to simulate different scenarios for your stock option grants

Click the button below to make or update your election.

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Exchange Simulator

You can use this tool to simulate different hypothetical scenarios for your stock option grants, depending upon your election decision. Please read the important legal information at the bottom of this page carefully before using this simulator.

among other things, on the date of grant, the expiration date, and exercise price of the awards that you elect to exchange, Each date of grant combined with an of cash shown in the election and simulator reflects your exchange ratio for each option shown rounded down to the nearest whols share,

Step 1: Select a hypothetical stock price

When you select a hypothetical stock price, the simulator graph will illustrate hypothetical value showing three scenarios: if you keep all your eligible grants, if you exchange all your eligible grants or if you only exchange/keep grants as you have selected (in which case, you will see the aggregate ^alue ot the grants thet you elect to exchange and the grants that you elect to keep).

The hypothetical value simulation does not take into account taxes, commissions and fees payable upon exercise of options, vesting of RSUs, sale of underlying shares or receipt of cash, as applicable.

This simulator assumes that each of your eligible stock option grants and the offered RSUs are fully vested.

Use the slider below to select a hypothetical stock price, or type in the box and press ENTER.

Please select a hypothetical stock price above and your simulated elections on the right side.

Step 2: Specify your election for each grant below

Copy the elections I’ve made above to my election page.

Important Legal Notification: This simulator is not a financial or tax planning tool. It does not intend to recommend that you participate in the EFI stock option exchange program or otherwise. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. EFI recommends that you consult your financial, legal and/or tax advisor before deciding to participate in this program.

Break-even Graph for Grant E0001 799

This simulator provides you with a break-even price calculated for each eligible stock option grant, This break-even price produces the same hypothetical value between the aggregate value of each of your eligible stock option grants as compared to the aggregate value for the number of RSUs you would receive in exchange for these grants. It is a hypothetical stock price and not an indication of any forecast, estimation or prediction by EFI.

Comparison of hypothetical values of 2000 stock options at strike price $17.15 v. 420 RSUs indicate that the break-even price is at an approximate hypothetical stock price of $21.71.

Tlie hypothetical value simulation does not take into account taxes, commissions and fees payable upon exercise of options, vesting of RSUs, sale of underlying shares or receipt of cash, as applicable.

Tbis simulator assumes that each of your eligible stock option grants and the offered RSUs are fully vested.

Break-even Chart for Grant EU001799

Hypothetical Stock Price

EFI Stock Option Exchange Election Website - Microsoft Internet Explorer

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Address https://webapps.efi.internal/exchange/home.aspx

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Make, Change or Withdraw Your Election

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units and Cash Payments, dated August 31, 2009 (as it may be amended and supplemented from time to time, the "Offer to Exchange"); (2) this Election Form; (3) the Agreement to Terms of Election; (4) the consent agreement for Israel or The Netherlands, as applicable; (5) the 2009 Equity Incentive Award Plan and the 2009 Plan Form of Grant Notice and Restricted Stock Unit Agreement or 2009 Plan Form of Grant Notice and Restricted Stock Unit Agreement- Israel, as applicable; (6) 2009 Plan Prospectus; and (7) the listing of your eligible options herein (collectively, the "Offer Documents"). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new RSUs or a cash payment as set forth in Section 1 of the Offer to Exchange. **This Offer expires at 9:00 PM Pacific Daylight Time on September 28, 2009, unless extended**.

Offer Documents may be accessed on this website and EFI's intranet at http://info-new.efi.com/departments/hr/soe.asp or through the U.S. Securities and Exchange Commission's website at: http://www.sec.gov/cgi-bin/browse-edgar?company=&match=&CIK=EFII&filenum=&State=&Country=&SIC=&owner=exclude&Find=Find+Companies&action=getcompany

In accordance with the terms outlined in the Offer Documents if you elect to exchange your eligible options, you will receive new RSUs using the exchange ratios set forth in the Offer Documents (rounded down to the nearest whole number with respect to each new RSU on a grant-by-grant basis) or a cash payment, as applicable, as described in Section 1 of the Offer to Exchange.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW RSUs OR A CASH PAYMENT.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

All your stock option grants that are eligible for exchange at the commencement of the EFI Stock Exchange are listed below. This does not guarantee that your election will be accepted. Please review these carefully and make your election.

THE OFFER EXPIRES AT 9:00 PM PACIFIC DAYLIGHT TIME ON MONDAY, SEPTEMBER 28, 2009 UNLESS THE OFFER IS EXTENDED.

Note: This exchange is a fair value exchange, not a one-for-one exchange.

Exchange Simulator

Line	Grant	Type	Plan	Grant Date [mm/dd/yyyy]	Expiration Date [mm/dd/yyyy]	Exercise Price	Options Granted	Vested (as of 9/28/2009)	Unvested (as of 9/28/2009)	Outstanding (Eligible for Exchange)	Exchange Offer (check the box to accept this offer)* ☐ Select All	Break-even Graph
1	E0001799	/NQ	1999	5/3/2002	5/2/2012	$17.15	2,000	2,000	0	2,000	☐ Exchange for 420 RSUs.	Graph
2	004399	/NQ	96SP	1/11/2005	1/11/2012	$16.17	1,100	1,100	0	1,100	☐ Exchange for 241 RSUs.	Graph
3	00004705	/NQ	1999	6/2/2005	6/2/2012	$18.93	100	100	0	100	☐ Exchange for cash $210.90	Graph

*The number of offered RSUs listed above is calculated based on EFI's closing stock price as of the trading day preceding the date of commencement of EFI Stock Option Exchange program. Please refer to Q&As for more information.

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EFI Stock Option Exchange Election Website - Microsoft Internet Explorer

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company=&match=&CIK=EFII&filenum=&State=&Country=&SIC=&owner=exclude&Find=Find+Companies&action=getcompany

In accordance with the terms outlined in the Offer Documents if you elect to exchange your eligible options, you will receive new RSUs using the exchange ratios set forth in the Offer Documents (rounded down to the nearest whole number with respect to each new RSU on a grant-by-grant basis) or a cash payment, as applicable, as described in Section 1 of the Offer to Exchange.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW RSUs OR A CASH PAYMENT.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

All your stock option grants that are eligible for exchange at the commencement of the EFI Stock Exchange are listed below. This does not guarantee that your election will be accepted. Please review these carefully and make your election.

THE OFFER EXPIRES AT 9:00 PM PACIFIC DAYLIGHT TIME ON MONDAY, SEPTEMBER 28, 2009 UNLESS THE OFFER IS EXTENDED.

Note: This exchange is a fair value exchange, not a one-for-one exchange.

Exchange Simulator

Line	Grant	Type	Plan	Grant Date [mm/dd/yyyy]	Expiration Date [mm/dd/yyyy]	Exercise Price	Options Granted	Vested (as of 9/28/2009)	Unvested (as of 9/28/2009)	Outstanding (Eligible for Exchange)	Exchange Offer (check the box to accept this offer)† Select All	Break-even Graph
1	E0001799	/NQ	1999	5/3/2002	5/2/2012	$17.15	2,000	2,000	0	2,000	Exchange for 420 RSUs.	Graph
2	004399	/NQ	96SP	1/11/2005	1/11/2012	$16.17	1,100	1,100	0	1,100	Exchange for 241 RSUs.	Graph
3	00004705	/NQ	1999	6/2/2005	6/2/2012	$18.93	100	100	0	100	Exchange for cash $210.90	Graph

†The number of offered RSUs listed above is calculated based on EFI's closing stock price as of the trading day preceding the date of commencement of EFI Stock Option Exchange program. Please refer to Q&As for more information.

Please note that if you are employed by us or one of our majority-owned subsidiaries in Israel or The Netherlands you must submit your agreement consenting to the terms of the applicable tax ruling for such country in order for the terms of the ruling to apply to you. Your consent agreement must be submitted via e-mail to EFIOptionExchange@efi.com within 30 days following the date the ruling is obtained.

Please note that you may withdraw or change your election by making new elections prior to the completion date, which will be 9:00 PM Pacific Daylight Time on September 28, 2009, unless we extend the Offer.

THE LAST VALID ELECTION THAT WE RECEIVE ON OR BEFORE 9:00 PM PACIFIC DAYLIGHT TIME ON SEPTEMBER 28, 2009 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE SUBMITTED FOR EXCHANGE.

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le Grant Type Plan

[mm/dd/yyyy] Date [mm/dd/yyyy] Price Gr nted C3S

Q/28/200Q) (a* of 5/28/2005) (Eligible far Exchange) Graph

1	0 2,000 RSUs ch ,n0.fo 420
2	004399 /NQ 96SP $16-17 0 1,100 Me,

RSUs ch ange fo 241 E39

3	00004705 y’NQ 1999 6^2^2005 6^2/2012 $18.93 100 100 0 100 DE«h

$210,90 ange fo

The number of offered RSUs listed above is calculated based on EFI’s closing stock price a

Authorize and Submit

Please enter your EFI user ID and password to confirm your election. Please note your authorization by entering your user ID and password is equivalent ofj and has same legal effect as your signature on a paper form,

Click the Submit Election button below to confirm your election. If you want to make any changes, click the Previous button to go to the election page and make the changes,

Your submission of this election indicates that you have read, understand and agree to the Agreement to Terms of Election.

You can revisit this site any time and change your election before the end of the exchange offer period on Monday, September 28, 2009 at 9:00 PM (Pacific Daylight Time). Your final election must be submitted before that time.

Your election has not been submitted yet. You must dick the Submit Election button after entering your password to complete your election.

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Your Election Confirmation

You can revisit this site any time and change your election or withdraw before the end of the exchange offer period on Monday, September 20, 2009 at 9:00 PM (Pacific Daylight Time). Your final election must be submitted before that time and you will be bound by the last properly submitted election or withdrawal form that we receive before the expiration of the exchange offer period,

Your stock option exchange confirmation statement that lists your elections may be obtained by clicking on the button View/Print/Save Confirmation below. You should print and save a copy of the confirmation for your records. This is a confirmation that you submitted your election.

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EFI Stock Option Exchange Election Confirmation

This is a confirmation of the stock option exchange elections you made on Pacific Daylight Time).

Name :

Employee ID : Department :

Grant Type Plan Grant Date [mm/dd/yyyy] Expiration Date [mm/dd/yyyy] Exercise Price Options Granted Vested (as of 9/28/2009) Unvested (as of 9/28/2009) Outstanding Election

E0001799 /NQ 1999 5/3/2002 5/2/2012 $17.15 2,000 2,000 0 2,000 Declined to exchange for 420 RSUs,

004399 /NQ 96SP 1/11/2005 1/11/2012 $16.17 1,100 1,100 0 1,100 Elected to exchange for 241 RSUs,

00004705 /NQ 1999 6/2/2005 6/2/2012 $18.93 100 100 0 100 Declined to exchange for $210.90

Please review the above information carefully, Contact EFI Option Exchange Team via e-mail at EFIQptionExchanaetaefi.corn if you have any questions.

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EFI Stock Option Exchange Election Website Homepage

©2009 EFIj Inc. All Rights Reserved.

** THIS EMAIL WAS SENT BY AN AUTOMATED SYSTEM. PLEASE DO NOT REPLY. **

This is a confirmation of the stock option exchange election you made on

(Pacific Daylight Time).

You can revisit the EFI Stock Option Exchange Election Website at any time before Monday, September 28, 2SS9 9:30 PM (Pacific Daylight Time) to view, modify or withdraw your election. Please click the following URL to access this website.

https://webapps.efi.internal/exchange

If you are unable to click the above URL, you may copy/paste it into your browser.

Thank you,

EFI Option Exchange Team